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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Albany Molecular Research, Inc.
(Name of Registrant as Specified in Its Charter) N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

April 29, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Albany Molecular Research, Inc. to be held on Wednesday, June 4, 2008 at 10:00 a.m., local time, at the Company's corporate offices located at 26 Corporate Circle, Albany, New York 12203.

        The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully. Following the formal portion of the meeting, we will review our operations, report on 2007 financial results and discuss our plans for the future.

        Your vote is important to us. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you please complete, date, and sign the enclosed proxy card and return it as promptly as possible in the envelope provided. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Sincerely,

Thomas E. D'Ambra, Ph.D. Chairman, Chief Executive Officer and President

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2008

To the Stockholders of Albany Molecular Research, Inc.,

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Albany Molecular Research, Inc., a Delaware corporation (the "Company" or "AMRI"), will be held on Wednesday, June 4, 2008 at 10:00 a.m., local time, at the Company's corporate offices located at 26 Corporate Circle, Albany, New York 12203 (including any adjournments or postponements thereof, the "Annual Meeting") for the following purposes:

1.
To elect two (2) Class I directors of the Company, each to serve until the 2011 annual meeting of stockholders and until his/her successor is duly elected and qualified or until his/her earlier resignation or removal;

2.
To approve the Albany Molecular Research, Inc. 2008 Stock Option and Incentive Plan;

3.
To ratify the Company's selection of KPMG LLP as its independent auditor for the 2008 fiscal year; and

4.
To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on April 24, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting.

        In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Mark T. Frost Chief Financial Officer and Treasurer

Albany, New York
April 29, 2008

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2008

April 29, 2008

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Albany Molecular Research, Inc., a Delaware corporation (the "Company" or "AMRI"), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 4, 2008 at 10:00 a.m., local time, at the Company's corporate offices located at 26 Corporate Circle, Albany, New York 12203, or at any adjournments or postponements thereof (the "Annual Meeting"). The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2007, is being mailed together with this proxy statement to all stockholders of the Company entitled to vote at the Annual Meeting. The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 29, 2008 in connection with the solicitation of proxies for the Annual Meeting.

        At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

  1.
  The election of two Class I directors of the Company, each to serve until the 2011 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

  2.
  The approval of the 2008 Stock Option and Incentive Plan;

  3.
  The ratification of the Company's selection of KPMG LLP as our independent auditor for the 2008 fiscal year; and

  4.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on April 24, 2008 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 31,781,705 shares of Common Stock were issued, outstanding and entitled to vote at the Annual Meeting.

        The holders of Common Stock outstanding as of the Record Date are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card in the postage-prepaid envelope enclosed for that purpose. Execution of the proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by (1) filing with the Secretary of Albany Molecular Research, Inc., before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Albany Molecular Research, Inc. before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Albany Molecular Research, Inc., Albany, NY 12203, Attention: Michael P. Williams, Secretary, before the taking of the vote at the Annual Meeting.

        The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker non-votes" (i.e. shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

        Approval of 2008 Stock Option and Incentive Plan.    If a quorum is present at the 2008 annual meeting, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2008 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

        Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The two nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of Directors at the Annual Meeting will be elected to the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee's achievement of plurality. Votes withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of directors.

        Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. The persons named as attorneys-in-fact in the proxies, Thomas E. D'Ambra and Mark T. Frost, were selected by the Board of Directors and are officers of the Company. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, properly executed proxies will be voted "FOR" each of the proposals described in this Proxy Statement. It is not anticipated that any matters other than the election of directors, approval of the 2008 Stock Option and Incentive Plan, and ratification of KPMG LLP as the independent auditor for the 2008 fiscal year will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        A representative from Mellon Investor Services will serve as the Inspector of Elections and will count all votes and ballots.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors of the Company currently consists of eight members and is divided into three classes, with two Class I directors (Una S. Ryan, Ph.D., O.B.E. and Arthur J. Roth), three

Class II directors (Paul S. Anderson, Ph.D., Donald E. Kuhla, Ph.D. and Kevin O'Connor) and three Class III directors (Thomas E. D'Ambra, Ph.D., Anthony P. Tartaglia, M.D. and Veronica G. H. Jordan, Ph.D.). Directors serve for three year terms with one class of directors being elected by the Company's stockholders at each Annual Meeting.

        At the Annual Meeting, two Class I directors will be elected to serve until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Arthur J. Roth and Una S. Ryan, Ph.D., O.B.E. for election as Class I directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Arthur J. Roth and Una S. Ryan, Ph.D., O.B.E. as Class I directors. Each nominee has agreed to stand for election and to serve, if elected, as director. However, if a person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

        A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

Recommendation

        The Board of Directors of the Company unanimously recommends a vote FOR the election of its nominees as directors of the Company.

        The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or continuing director was first elected a director, the positions with the Company currently held by each nominee and continuing director, the year each nominee's or continuing director's current term will expire and each nominee's and continuing director's current class.

Name	Positions with the Company	Age	Year First Became Director
Class I—Term Expires in 2008
Una S. Ryan, Ph.D., O.B.E(1)(2)*	Director	66	2006
Arthur J. Roth(1)(3)*	Director	68	2003
Class II—Term Expires in 2009
Paul S. Anderson, Ph.D.(2)(4)	Director	69	2002
Donald E. Kuhla, Ph.D(1)(2)	Director	65	1995
Kevin O'Connor(1)(4)	Director	53	2000
Class III—Term Expires in 2010
Thomas E. D'Ambra, Ph.D	Chairman of the Board of Directors, Chief Executive Officer and President	52	1991
Anthony P. Tartaglia, M.D.(2)(3)(5)	Director	75	1995
Veronica G. H. Jordan, Ph.D.(3)(4)	Director	57	2006

DIRECTORS AND EXECUTIVE OFFICERS

        Albany Molecular Research, Inc.'s executive officers are appointed on an annual basis by, and serve at the discretion of the Board. Each executive officer is a full-time employee of Albany Molecular Research, Inc. The directors, nominees and executive officers of Albany Molecular Research, Inc. are as follows:

Name	Age	Positions with the Company
Thomas E. D'Ambra, Ph.D	52	Chairman of the Board of Directors, Chief Executive Officer and President
Mark T. Frost	44	Chief Financial Officer, Treasurer
Jonathan D. Evans	37	Vice President, Pharmaceutical Development and Manufacturing
W. Steven Jennings	56	Senior Vice President, Sales, Marketing and Business Development
Paul S. Anderson, Ph.D.(2)(4)	69	Director
Veronica G. H. Jordan, Ph.D.(3)(4)	57	Director
Donald E. Kuhla, Ph.D(1)(2)	65	Director
Kevin O'Connor(1)(4)	53	Director
Arthur J. Roth(1)(3)*	68	Director
Una S. Ryan, Ph.D., O.B.E(1)(2)*	66	Director
Anthony P. Tartaglia, M.D.(2)(3)(5)	75	Director

*
Nominee for election.

(1)
Member of Nominating Committee.

(2)
Member of Research & Development Committee.

(3)
Member of Audit Committee.

(4)
Member of Compensation Committee.

(5)
Lead Independent Director.

BIOGRAPHICAL INFORMATION

Nominees for election as Class I Directors—Terms Expiring in 2008

        Arthur J. Roth has served as one of our directors since October 2003. Mr. Roth previously served as commissioner of the New York State Department of Taxation and Finance from 1999 to 2003. Prior to his appointment as Commissioner, Mr. Roth was Deputy Commissioner for Operations, New York State Department of Taxation and Finance from 1996 until 1999. Mr. Roth was a senior consulting director with Coopers and Lybrand from 1992 to 1996 and a founder and managing director of Roth Nobis & Company, an accounting firm serving the manufacturing and service industries, from 1968 to 1992. Mr. Roth also serves as a director for several private companies. Mr. Roth is a certified public accountant and holds a B.A. degree from Syracuse University.

        Una S. Ryan, Ph.D., O.B.E. has served as one of our directors since October 2006. She is currently President and CEO of AVANT Immunotherapeutics, Inc. (Nasdaq: AVAN). Dr. Ryan joined the company AVANT (formerly T-Cell Sciences, Inc.) in 1993 as vice president of research and chief scientific officer. Since 1996, she has been CEO, president, chief operating officer and a director. Concurrently, she holds the position of research professor of medicine Boston University School of Medicine. Prior to AVANT, she was director of Health Sciences at Monsanto Company, 1990 to 1993. Before that, she held a number of positions in academia, including research professor of surgery at Washington University School of Medicine in St. Louis, 1990 to 1994; and professor of medicine at the University of Miami School of Medicine, 1972 to 1989. Dr. Ryan graduated from England's Bristol University, with undergraduate degrees in Zoology, Chemistry, and Microbiology. She received a Ph.D. in Cell Biology from Cambridge University. Dr. Ryan serves on several boards, including the board of BIO, and is immediate past chair of the Massachusetts Biotechnology Council. In 2002, she was awarded the Order of the British Empire (O.B.E.) for her work to foster and promote biotechnology.

Incumbent Class II Directors—Terms Expiring in 2009

        Paul S. Anderson, Ph.D. has served as one of our directors since May 2002. In March 2006, the American Chemical Society bestowed its highest honor upon Dr. Anderson, the 2006 Priestley Medal, for distinguished service in the field of chemistry. Dr. Anderson served as Vice President of drug discovery at Bristol-Myers Squibb Company from 2001 to 2002. Prior to that, Dr. Anderson served as Senior Vice President of chemical and physical sciences for the DuPont Pharmaceuticals Company from 1998 until 2001 when DuPont Pharmaceuticals Company was acquired by Bristol-Myers Squibb Company. Dr. Anderson previously served in a number of research and leadership positions at Merck from 1964 to 1998. Dr. Anderson has served as Chairman of the medicinal chemistry division of the American Chemical Society, Chairman of the Gordon Research Conference on Medicinal Chemistry, and Chairman of the National Institutes of Health Study Section on Bioorganic Chemistry and Natural Products. In 1997, he served as President of the American Chemical Society. Dr. Anderson also serves as a director of MDS, Inc., a Canadian life sciences company. Dr. Anderson obtained a B.S. in chemistry from the University of Vermont and a Ph.D. in chemistry from the University of New Hampshire.

        Donald E. Kuhla, Ph.D. was employed by the Company in 2004 and focused on business development activities. Prior to that, Dr. Kuhla served as our Executive Vice President and Organichem's President from January 2003 through December 2003 and as our President and Chief Operating Officer from July 1998 to February 2003. Dr. Kuhla has served as a director since October 1995. Prior to joining us as an employee, Dr. Kuhla served as Vice President and Chief Technical Officer of Plexus Ventures, Inc., a biotechnology investment and consulting company, from February 1994 to June 1998, the Chief Operating Officer of Hybridon, Inc., a pharmaceutical company, and Enzymatics, Inc., a medical diagnostics company, from November 1990 to February 1994, in various positions with Rorer Group, Inc., a pharmaceutical company, from 1981 to 1990, and in various positions with Pfizer Inc., a pharmaceutical company, from 1968 to 1981. Dr. Kuhla is also a director of NPS Pharmaceuticals Inc. and Synthetech, Inc. Dr. Kuhla holds a B.A. degree in chemistry from New York University and a Ph.D. in organic chemistry from Ohio State University.

        Kevin O'Connor has served as one of our directors since March 2000. Mr. O'Connor has served as Chief Executive Officer of Tech Valley Communications, a telecommunications company, since July 2000. Mr. O'Connor previously served as the President of the Center for Economic Growth, Inc., a business-sponsored economic development organization, from February 1992 through July 2000. Mr. O'Connor also served as a Deputy Commissioner for the New York State Department of Economic Development from September 1987 to February 1992, as a Program Associate for the New York State Governor's Office from July 1984 to September 1987 and held various positions in the New York State Division of the Budget and the New York State Department of Health from January 1980 to July 1984. Mr. O'Connor also serves as a director of several private companies and non-profit organizations. Mr. O'Connor holds a B.A. degree in history and a Masters degree in public administration from the State University of New York College in Brockport.

Incumbent Class III Directors—Terms Expiring 2010

        Thomas E. D'Ambra, Ph.D. co-founded the Company in 1991 and has served as our Chairman of the Board and Chief Executive Officer since inception. Dr. D'Ambra was appointed the additional title of President in February 2003, a position he also held from 1991-1998. Prior to co-founding the Company, Dr. D'Ambra served as the Vice President, Chemistry and co-founder of Coromed, Inc., a traditional development contract research organization, from 1989 to 1991 and Group Leader and Senior Research Chemist with Sterling Winthrop, Inc., a pharmaceutical company, from 1982 to 1989. Dr. D'Ambra holds a B.A. degree in chemistry from the College of the Holy Cross and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.

        Anthony P. Tartaglia, M.D. has served as one of our directors since October 1995. Dr. Tartaglia served as a physician with Albany Medical Center from 1984 until his retirement in June 1998 and also served as Dean of Albany Medical College from 1990 to June 1995. Dr. Tartaglia previously served as Executive Director of the Albany Medical Center Hospital from 1987 to 1990, Senior Vice President for Patient Care of the Albany Medical Center from 1984 to 1987 and as Chief of Medicine at St. Peter's Hospital in Albany from 1975 to 1984. Dr. Tartaglia holds a B.S. degree in biology from Union College and an M.D. from the University of Rochester Medical School.

        Veronica G. H. Jordan, Ph.D. has served as one of our directors since October 2006. Most recently she served as president, chief executive officer and board director of Medelle Corporation, a medical device company dedicated to the treatment of infertility. Prior to joining Medelle, Dr. Jordan served 14 years, 1987-2001, at Parexel International Corporation, a global contract pharmaceutical outsourcing organization that provides clinical research, medical marketing and consulting services. Dr. Jordan worked at Biogen Incorporated (now Biogen Idec), 1981-1987, as product manager and was ultimately promoted to director of marketing and business development. In 1979, Dr. Jordan began her industry career in the R&D labs at Baxter International after earning a B.Sc. in Biochemistry from Cambridge University and a Ph.D. in Biochemistry/Cell Biology from Oxford University, and completing a postdoctoral research fellowship at the Dana Farber Institute.

Executive Officers who are not Directors

        Mark T. Frost has served as our Chief Financial Officer since December 2004. Prior to joining us, Mr. Frost was Vice President, Finance for Smith & Nephew Endoscopy, a global medical device division of S&N PLC, a medical device company, from September 1999 to November 2004. Prior to that, Mr. Frost spent 14 years in progressively responsible positions at General Electric Company, culminating in his appointment as chief financial officer of GE Capital's Groupe Sovac Auto Financial

Services in France. Prior to becoming CFO, he had been director of financial planning and analysis and deputy managing director and chief financial officer of GE Capital's joint venture in Thailand. In addition, Mr. Frost held positions within GE Medical, GE's Corporate Audit Staff, and he completed GE's Financial Management Program. Mr. Frost holds a B.A. degree in International Relations/Economics from Colgate University and has completed graduate coursework at INSEAD.

        Jonathan D. Evans has served as our Vice President, Pharmaceutical Development and Manufacturing since March of 2007. Mr. Evans came to AMRI with 16 years of experience in operations and management, including 13 years at General Electric's Advanced Materials Division. He began his career at GE in 1994 as a mechanical engineering leader in Waterford, New York. In 2000, Mr. Evans led the integration of a newly acquired consumer products business. After managing supply chain operations in Leverkusen, Germany, he returned to Waterford as global business manager for the elastomers/specialty sealants business, where he identified business development opportunities and oversaw the manufacturing plan for a startup plant in Thailand. Soon after, he became general manager—specialty operations, leading plants in North and South America. Prior to working at GE, Mr. Evans served in the U.S. Army as an armor/cavalry officer. Mr. Evans holds a bachelor's degree in mechanical engineering from Clarkson University and a master's degree in business management from Rensselaer Polytechnic Institute.

        W. Steven Jennings has served as our Senior Vice President, Sales, Marketing and Business Development since October of 2007. Most recently, Steve was employed with Cyberonics, Inc., a medical device company specializing in devices that treat neurological and psychiatric illness, where he was a key member of the management team and had full responsibility for the strategic direction of a 250 employee sales team. Steve has over 30 years of progressively responsible sales management experience in pharmaceutical sales and marketing, with a majority of his career at Solvay Pharmaceuticals in domestic and international sales management roles. While at Solvay, Steve held positions in product management and marketing in both the US and Europe, having spent a majority of his efforts leading a 450 person sales force in Solvay's Women's Health, Mental Health and Gastroenterology businesses. Prior to Solvay, Steve held sales leadership roles with both Ciba Geigy (now Novartis) and Reed and Carnick Pharmaceuticals. Steve is a graduate of Middle Tennessee State University and earned his Masters of Business Administration from Keller Graduate School of Management.

PROPOSAL 2

APPROVAL OF 2008 STOCK OPTION AND INCENTIVE PLAN

        On February 7, 2008, our Board of Directors adopted the 2008 Stock Option and Incentive Plan (the "2008 Plan"), subject to the approval of our shareholders. The 2008 Plan will become effective if approved by our shareholders and will replace our 1998 Stock Option and Incentive Plan (the "1998 Plan"), which expires in August 2008. We will not grant any further awards under the 1998 Plan after the 2008 Plan becomes effective.

        The material features of the 2008 Plan are:

  •
  The maximum number of shares to be issued under the 2008 Plan is 1,200,000 shares of Common Stock;

  •
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, cash-based awards, performance shares and dividend equivalent rights is permitted;

  •
  Any material amendment (other than an amendment that curtails the scope of the 2008 Plan) is subject to approval by our shareholders; and

  •
  The 2008 Plan will be administered by either the Compensation Committee of the full Board or by the Board (in either case, the "Administrator"). The Administrator, in its discretion, may grant a variety of incentive awards based on our common stock.

        Based solely on the closing price of our common stock as reported on the Nasdaq on April 24, 2008, the maximum aggregate market value of the 1,200,000 shares that could potentially be issued under the 2008 Plan is $14,388,000. The shares issued by us under the 2008 Plan will be authorized but unissued shares. The shares underlying any awards that are forfeited, canceled, expire, are reacquired by us prior to vesting, satisfied without the issuance of shares of common stock or are otherwise terminated (other than by exercise) under the 2008 Plan are added back to the shares available for issuance under the 2008 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the 2008 Plan.

        To ensure that certain awards granted under the 2008 Plan to a "Covered Employee" (as defined in the Internal Revenue Code of 1986 (the "Code")) qualify as "performance-based compensation" under Section 162(m) of the Code, the 2008 Plan provides that the Administrator may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our common stock, (4) economic value-added, (5) funds from operations or similar measure, (6) sales or revenue, (7) acquisitions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity, or investment, (11) stockholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share of our common stock, (21) sales or market shares and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 100,000 shares of common stock for any performance cycle. If a performance-based award is payable in cash to any executive, it cannot exceed $500,000 for any performance cycle. The 2008 Plan also provides that options or stock appreciation rights with respect to no more than 300,000 shares of common stock may be granted to any one individual during a calendar year.

Vote Required

        If a quorum is present at the 2008 annual meeting, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2008 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation:

        The Board of Directors of the Company unanimously recommends a vote FOR the approval of the 2008 Stock Option and Incentive Plan.

Summary of the 2008 Plan

        The following description of certain features of the 2008 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2008 Plan that is attached hereto as Exhibit 1.

        Plan Administration.    The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2008 Plan. The Administrator may delegate to the Chief Executive Officer of the Company the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

        Eligibility and Limitations on Grants.    Persons eligible to participate in the 2008 Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the 2008 Plan will be to align the compensation for these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruiting and retention of these individuals. Approximately 812 individuals are currently eligible to participate in the 2008 Plan.

        The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 300,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period.

        Stock Options.    The 2008 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the 2008 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our common stock on the date of grant.

        The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Options may be exercised in whole or in part with written notice to the Company.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator, or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Administrator may award stock appreciation rights to participants subject to such conditions and restrictions as the Administrator may determine, provided that the exercise price may not be less than 100% of the fair market value of our common stock on the date of grant. Stock appreciation rights are settled in shares of common stock.

        Deferred Stock.    The Administrator may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Administrator's sole discretion and subject to the participant's compliance with the procedures established by the Administrator and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award.

        Restricted Stock.    The Administrator may award shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based restriction, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction will be at least three years, but vesting can occur incrementally over the three-year period.

        Unrestricted Stock.    The 2008 Plan gives the Administrator discretion to grant stock awards free of any restrictions. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Cash-based Awards.    Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of stock, as the Administrator determines.

        Performance Share Awards.    The Administrator may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the Administrator shall determine.

        Dividend Equivalent Rights.    Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to dividends on a specified number of shares of stock. Dividend equivalent rights may be settled in cash or shares and are subject to other conditions as the Administrator shall determine.

        Tax Withholding.    Participants in the 2008 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares to be issued pursuant to an option exercise or other award.

        Change in Control Provisions.    Under the 2008 Plan, in the event of a change in control or sale of the Company, except as the Administrator may otherwise specify with respect to a particular award in the relevant award documentation, all options and stock appreciation rights with time-based vesting that are not exercisable immediately prior to the effective time of the change in control will become fully exercisable as of the effective time, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in the discretion of the Administrator. In addition, in the event of a sale event in which the Company's stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

        Amendments and Termination.    Our Board of Directors may at any time amend or discontinue the 2008 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. Any amendments that materially change the terms of the 2008 Plan, including any amendments that increase the number of shares reserved for issuance under the 2008 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2008 Plan, or materially change the method of determining the fair market value of our common stock, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2008 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, without prior shareholder approval the Administrator may not reduce the exercise price of an outstanding stock option or stock appreciation right or effect re-pricing of an outstanding stock option or stock appreciation right through cancellation or re-grants.

Effective Date of 2008 Plan

        The Board adopted the 2008 Plan on February 7, 2008, and the 2008 Plan will become effective when and if approved by shareholders. Awards of incentive options may be granted under the 2008 Plan until ten years after shareholder approval. No other awards may be granted under the 2008 Plan after the date that is ten years from the date of Board approval. We will not grant any further awards under the 1998 Plan after the 2008 Plan becomes effective. If the 2008 Plan is not approved by shareholders, the 1998 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

        No grants have been issued with respect to the shares to be reserved for issuance under the 2008 Plan. The number of shares that may be granted to any participant in the 2008 Plan is not determinable at this time, as such grants are subject to the discretion of the Administrator.

        Accordingly, in lieu of providing benefits that were received by the following individuals under the 2008 Plan, the following table provides information concerning stock options and restricted stock awards granted under the 1998 Plan to the following individuals during the fiscal year ended December 31, 2007:

Name and Position	Shares Underlying Option and Restricted Stock Grants
All current executive officers, as a group	136,000
All current directors who are not executive officers, as a group	35,000
All current employees who are not executive officers, as a group	209,425

Equity Compensation Plan Information at December 31, 2007

        The following table provides information as of December 31, 2007 regarding shares of common stock that may be issued under our equity compensation plans. The table sets forth the total number of shares of common stock issuable upon the exercise of outstanding options as of December 31, 2007 and the weighted average exercise price of these options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1):	1,963,441	$20.95	1,410,667	(2)
Equity compensation plans not approved by security holders:	—	—	—

Total	1,963,441	$20.95	1,410,667

(1)
Consists of the 1998 Plan and the Company's Employee Stock Purchase Plan ("ESPP"). For additional information on the material terms of the 1998 Plan and the ESPP, refer to note 10 of the AMRI financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. Does not include purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(2)
Includes 1,088,914 shares available under the 1998 Plan and 321,753 shares available under the ESPP.

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the 2008 Plan. It does not describe all federal tax consequences under the 2008 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

        Non-Qualified Options.    No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

        The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company's Deductions

        As a result of Section 162(m) of the Code, our deduction for certain awards under the 2008 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2008 Plan is structured to allow certain grants to qualify as performance-based compensation.

        A copy of the 2008 Plan is attached as Exhibit 1.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF KPMG LLP

        The Audit Committee of our Board of Directors has selected KPMG LLP as our independent auditors for the 2008 fiscal year. The Board of Directors has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. KPMG LLP has audited our financial statements since 2005. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

        Shareholder ratification of the selection of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our shareholders.

        A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the selection of KPMG LLP as the independent auditor for the fiscal year 2008.

Recommendation:

        The Board of Directors of the Company unanimously recommends a vote FOR the ratification of the selection of KPMG LLP as the Company's independent auditor for fiscal year 2008.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors and its Committees

        The Board of Directors currently consists of eight members. The Board of Directors is divided into three classes and each year one of those classes must stand for election. The Board of Directors held eight meetings during 2007. During 2007, each of the incumbent directors then serving attended 100% of the total number of meetings of the Board of Directors and of the committees of which they were members, with the exception of one member who missed one Board meeting and one committee meeting. The Board expects all directors to attend annual meetings of stockholders and all directors were in attendance at the 2007 Annual Meeting of Stockholders. The Board of Directors has established an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee"), a Nominating and Corporate Governance Committee (the "Nominating Committee") and a Research and Development Committee (the "Research Committee").

Independence of Members of the Board of Directors

        The Board of Directors has determined that the Company's non-employee directors, Paul S. Anderson, Ph.D., Veronica G. H. Jordan, Ph.D., Kevin O'Connor, Arthur J. Roth, Una S. Ryan, Ph.D., O.B.E., and Anthony P. Tartaglia, M.D., are independent within the meaning of the director independence standards of the NASDAQ Stock Market, Inc. ("NASDAQ") and the director independence standards of the Securities and Exchange Commission ("SEC"). Furthermore, the Board of Directors has determined that each member of the Audit and Compensation Committees of the Board of Directors is independent within the meaning of the director independence standards of NASDAQ and the SEC, and that each member of the Audit Committee meets the SEC's heightened director independence standards for audit committee members.

        The Lead Independent Director.    In this role created on November 9, 2005, Dr. Tartaglia has been assigned several responsibilities designed to enhance board effectiveness, including coordinating and moderating executive sessions of the Board's independent directors, acting as principal liaison between the Board and Company management, advising the Chairman of the Board regarding scheduling and content of Board meetings, and working with the Chairman of the Board and independent directors in other areas to improve corporate governance.

        The Lead Independent Director meets with the Board of Directors in executive session toward the end of every board meeting.

The Audit Committee

        The Audit Committee appoints the independent registered public accountant to audit the Company's financial statements and to perform services related to such audit, reviews the scope and results of the audit with the independent accountants, reviews the Company's year-end operating results with management and the independent accountants, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Audit Committee consists of Mr. Roth (Chair) and Drs. Jordan and Tartaglia, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC, and as affirmed by the Board of Directors. The Board of Directors has determined that Mr. Roth qualifies as an "audit committee financial expert" as such term is defined by the rules adopted by the SEC. The Audit Committee held seven (7) meetings during 2007. A copy of the Audit Committee Charter is available on the Company's website at www.amriglobal.com under the Investor Relations section.

The Compensation Committee

        The Compensation Committee reviews and recommends the compensation arrangements for executive officers, including the Chief Executive Officer, and reviews general compensation levels for other employees as a group, determines equity-based awards to be granted to eligible persons under the 1998 Plan and Technology Development Incentive Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. During 2007, the Compensation Committee participated in the drafting of the proposed 2008 Plan. The Compensation Committee consists of Drs. Jordan (Chair) and Anderson, and Mr. O'Connor, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC, and as affirmed by the Board of Directors. The Compensation Committee held four meetings during 2007. A copy of the Compensation Committee Charter is available on the Company's website at www.amriglobal.com under the Investor Relations section.

The Nominating Committee

        The Nominating Committee consists of Messrs. O'Connor (Chair) and Roth, and Drs. Kuhla and Ryan. Dr. Ryan and Messrs. O'Connor and Roth are independent for purposes of the listing standards of NASDAQ. The Nominating Committee is responsible for the implementation of the Company's Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board of Directors. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the minimum qualifications set forth in the Nominating Committee Charter including:

  •
  the highest personal and professional integrity,

  •
  demonstrated exceptional ability and judgment,

  •
  effectiveness, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company's stockholders,

  •
  the nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition,

  •
  the nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

  •
  to the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

        The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Committee may assess the size of the Board of Directors, the need for particular expertise on the Board, the upcoming election cycle of the Board of Directors and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee will consider various potential candidates for director which may come to the Nominating Committee's attention through current directors, professional search firms, stockholders or other persons. The Nominating Committee will consider candidates recommended by stockholders, when the nominations are properly submitted, under the criteria summarized above. Following verification of the stockholder status of persons proposing candidates, the Nominating Committee makes an initial analysis of the qualifications of any recommended candidate pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board of Directors before deciding to undertake a complete evaluation of the candidate. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders. See "Submission of Stockholder Proposals for 2008 Annual Meeting" in this Proxy Statement. The Nominating Committee held two meetings during 2007. A copy of the

Nominating Committee Charter is available on the Company's website at www.amriglobal.com under the Investor Relations section.

The Research & Development Committee

        The Research & Development Committee was established by the Board of Directors in April 2005 and consists of Drs. Anderson (Chair), Kuhla, Ryan and Tartaglia. The Research & Development Committee assists the Company in evaluating research and development issues and decisions, provides oversight of the Company's R&D initiatives, and provides an informed perspective on research and development efforts to the Board of Directors. The Research & Development Committee held five (5) meetings during 2007. A copy of the Research and Development Committee Charter is available on the Company's website at www.amriglobal.com under the Investor Relations section.

Stockholder Communication

        The Board of Directors welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to Michael P. Williams, Secretary, Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, NY 12212-5098 and marked to the attention of the Board of Directors or any of its committees or individual directors.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and the Chief Financial Officer. The Code of Business Conduct and Ethics is available on the Company's website, www.amriglobal.com, under the Investor Relations section. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which apply to any of our executive officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.

COMPENSATION DISCUSSION AND ANALYSIS

        We provide a competitive total compensation package to our executive management team through a combination of base salary, an annual cash incentive, long-term equity incentive grants, a broad-based benefits program, and in some instances non-recurring perquisites.

        We believe the total compensation paid to executive officers should be closely aligned with our performance on both a short and a long term basis. This Compensation Discussion and Analysis explains our compensation philosophy and policies and practices with respect to our chief executive officer, chief financial officer, and the other three most highly-compensated executive officers, who are collectively referred to as the named executive officers.

The Objectives of our Executive Program

        The Compensation Committee of the Board of Directors is composed of independent directors. The primary purpose of the committee is to review, oversee, and evaluate our executive compensation policies, strategies and programs.

        Our executive compensation programs are designed to achieve the following objectives:

  •
  Attract and retain key executive talent by providing compensation and benefit opportunities that are comparable to those offered by biotech, pharmaceutical and industry companies of similar size that we compete with for executive talent.

  •
  Provide a competitive total compensation package based on an executive meeting or exceeding annually defined short and long-term business goals that align with the creation of shareholder value.

  •
  Recognize, and reward individual contributions to departmental and overall business results.

  •
  Foster a shared commitment among executives to meeting departmental and company goals while promoting the company's shared core values.

        The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, to consider appropriate compensation for our chief executive officer. For all other named executive officers, the committee meets outside the presence of all executive officers with the exception of our chief executive officer, Dr. Thomas D'Ambra. Dr. D'Ambra annually reviews each other named executive officer's performance with the committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our annual cash incentive plan, and the grants of long-term equity incentive awards for all executive officers, excluding himself.

        Based in part on these recommendations from our CEO, the Compensation Committee approves the annual compensation package of the executive officers other than the CEO. The Compensation Committee annually analyzes the CEO's performance and determines his base salary, annual incentive award payout and stock incentive awards based on its assessment of his performance. The annual performance review of our executive officers are considered when making decisions on setting base salary, targets for and payments under our annual incentive and grants of long-term equity incentive awards. When making such compensation decisions, the Compensation Committee considers the level of the position, salary history of the executive officer, and performance and contributions made by the executive officer. The Compensation Committee also reviews the analyses and recommendations of the executive compensation consultant retained by the committee and approves the recommendations with modifications as deemed appropriate by the Compensation Committee.

Compensation Philosophy and Principles

        Our compensation philosophy for our executive officers is to provide base salary at or slightly below the median for the comparator industry and company size and supplement the difference in total compensation with performance-based short and long term incentives to provide a competitive total compensation opportunity.

        We strive to attract and retain executives with the ability and the experience necessary to lead and deliver strong performance to our shareholders by providing a total compensation package that is competitive with total compensation provided by our industry peer group.

        The Compensation Committee engaged an independent outside compensation consultant, Presidio Pay Advisors, Inc. ("Presidio Pay") of San Francisco, California to advise it on matters related to the executive officers and board compensation.

        We benchmark our salary, target incentive levels and practices, as well as performance results in relation to other comparable industry companies of similar size in terms of revenue, number of employees and market capitalization. This group of companies represents an appropriate peer group and includes similar organizations with whom we would compete for executive talent. We periodically review the companies in our peer group through the efforts of our compensation advisor, Presidio Pay.

Comparative Consideration

        In 2006, the Compensation Committee engaged Presidio Pay to conduct a review of comparable compensation practiced for the executive officer group. Each position in the senior executive team including the CEO, CFO, and the other named executive officers was benchmarked against both a comparator group of publicly traded peer companies and against a competitive median of pharmaceutical and biotech companies who participated in applicable compensation surveys. The data obtained in the 2006 review was used to make compensation related decisions for the executives in 2007, as the plan initiated in 2006 was to make progress toward the goals set and to make further progress, considering business realities, in 2007.

        The companies included in the comparator group included the following:

Amylin Pharmaceuticals, Inc. ArQule, Inc. Array Biopharma, Inc. Cambrex Corporation Celgene Corporation Cephalon, Inc. Covance, Inc. PPD, Inc. Protein Design Labs, Inc. Regeneron Pharmaceuticals, Inc.	Discovery Partners International, Inc.
Enzon, Inc.
Gilead Sciences, Inc.
InterMune, Inc.
Ligand Pharmaceuticals Inc.
Millennium Pharmaceuticals, Inc.
Neurocrine Biosciences, Inc.
Transkaryotic Therapies, Inc.
Tripos, Inc.
Vertex Pharmaceuticals, Inc.

        In addition to the proxy data collected from the comparator group, established published surveys of life sciences, bio-technology, research and other technology industry compensation are used to determine our estimates of competitive market pay levels and practices. The benefit of published survey data is the large sample size of incumbents within companies of similar size and within our industry. The larger sample size, relative to publicly disclosed compensation data of our peers, increases the reliability of the data.

        With respect to each element of compensation, we consider the competitive market for executives and compensation levels provided to executives at comparable companies, as presented previously. We review compensation practices at companies with which we compete for talent, including businesses engaged in business activities aligned or similar to ours specifically in the biotech, pharmaceutical, and scientific research areas. The businesses chosen for comparison may differ depending upon the scope of the employment market for the position and the nature of the section of the business for which the executive is responsible.

        We review median compensation levels for executives for the comparator group and companies represented in the surveys, but we do not set a specific target range related to industry peers for individual executive compensation decisions. The median is used as one point of reference in making compensation decisions.

        Additionally, we consider internal equity and pay relationships of one executive position compared to another. Individual contributions, performance, responsibilities, leadership and adherence to core corporate values and growth potential are other significant considerations.

Key Compensation Elements

Base Salary

        It is our objective to have base salary reflect position responsibilities and the incumbent or potential incumbent's value to the company in performing both their fixed and recurring job responsibilities. Executives are considered for periodic merit and competitive pay increases, generally on an annual basis, in the first quarter of the fiscal year.

        Each of our named executive officers are covered by an Employment Agreement. Minimum salaries are set in the agreement for the executives. These minimums have been determined by the company and reviewed and confirmed with the Compensation Committee based on a variety of factors, including:

  •
  The nature and responsibility of the position.

  •
  Salary norms of comparable persons in comparable companies.

  •
  Expertise of the individual executive.

  •
  The competitiveness of the market for the executive's services.

  •
  The recommendations of the President and Chief Executive Officer, except in the case of his own.

        The CEO conducts a formal annual performance appraisal for each executive in accordance with company policy and guidelines. The Board of Directors conducts appraisals of the performance of the CEO on an ongoing basis and, upon the recommendation of the Compensation Committee, meets to discuss the committee's salary recommendation for the CEO during the first quarter of the year. At this meeting, the base salary recommendations of the CFO and other executives are discussed. The performance review and other factors noted above are considered.

        The review of market information in 2006 from our compensation consultant showed that, on average, base salaries for our executive officers were 10% below median competitor levels in the industry survey. Salary adjustments were made in 2007 consistent with those in 2006 to continue to close this gap. The CEO and CFO salaries were the primary salaries requiring adjustment toward market levels.

        In light of the competitive market data provided by Presidio Pay and the annual review of each executive officer, the Compensation Committee recommended and the board approved increases in base salaries for the following executive officers, effective March 2, 2007:

Name	2007 Base Salary	Increase	New Base Salary
Dr. D'Ambra	$400,000	$20,000	$420,000
Mr. Frost	$267,800	$32,200	$300,000
Mr. Evans*	$260,000	NA
Mr. Jennings**	$260,000	NA
Dr. Trova	$200,000	$4,000	$204,000

    *
    Mr. Evans was hired on 3/12/07.

    **
    Mr. Jennings was hired on 10/1/07.

Annual Incentive Bonus Plan Awards

        Our compensation program provides for an annual incentive cash bonus that is linked to individual, department and company performance. The purpose of this program is to provide additional compensation for individuals based on attaining or exceeding individual specific, department specific and/or corporate goals. Specific metrics are set for the goals that are closely related to company growth in such factors as revenue and margin and thus correlate with an increase in shareholder value.

        The bonus program is designed to motivate and reward achievement of critical financial and strategic goals and milestones. Bonuses are earned for achieving target performance levels with potential for greater or lesser amounts and are designed to motivate the executive and executive team to achieve or exceed financial performance goals to receive an award. No bonus is awarded if performance goals are not met.

        Near the beginning of each year, our Compensation Committee approves the corporate, department and individual goals under the bonus program and using competitive market practices as a guide, establishes the potential bonus payouts for each named executive officer at threshold, target and superior performance levels. Our President and CEO recommends the individual goals for named executive officers other than himself for review and approval by the Compensation Committee and the Compensation Committee determines the goals for the CEO.

NEO's Potential Bonus Payouts (% of Base Salary)

	Threshold	Target	Superior
Dr. D'Ambra	17.5%	35%	52.5%
Mr. Frost	12.5%	25%	37.5%
Mr. Evans	10.5%	25%	32.5%
Mr. Jennings(1)	—	—	—
Dr. Trova	8.5%	17%	25%

	% Bonus based on Corporate Performance Measurements	% Bonus based on Department/Individual Measurements
Dr. D'Ambra	50%	50%
Mr. Frost	40%	60%
Mr. Evans	30%	70%
Mr. Jennings(1)	—	—
Dr. Trova	35%	65%

    (1)
    Mr. Jennings' bonus is based on attaining specific revenue, margin, and Business Development goals by business segment. Mr. Jennings was employed too late in the plan year to qualify for participation in a plan payment for fiscal year 2007.

        The portion of the executive's cash bonus that was calculated on corporate performance measurements in 2007 was based on December 31, 2007 goals and results for:

  •
  Contract revenue (Exclusive of Allegra/other royalty revenue)

  •
  Operating margin (Exclusive of Allegra/other royalty revenue)

  •
  Safety (Incident rate as compared to goals)

        Goals and objectives for the fiscal year are recommended by the CEO and approved by the Compensation Committee. Goals are set whenever possible by identifying metrics for threshold, target and superior levels of performance. The goals are designed to be in line with business objectives and are tied to the internal corporate budgeting process. The target goal is determined using prior year attainment, market conditions and setting reasonable performance expectations. Threshold and superior goals are established setting reasonable baseline and overachievement metrics, respectively.

        The Company also maintains a Technology Development Incentive Plan. The plan was adopted and approved by the Board of Directors as an incentive to stimulate and encourage development of novel and innovative technology. Employees who are the inventors and involved in the development of intellectual property that directly results in licensing, royalty or milestone revenue are entitled to technology incentive compensation in accordance with the plan.

Fiscal Year 2007 Bonus Decisions

        The performance results for contract revenue and operating margin were below threshold. In addition, safety related metrics did not meet threshold. The consideration of the measurements together resulted in an executive being eligible for a calculation of 0% of the threshold percentage bonus for the "corporate metric" portion of total bonus eligibility.

        The portion of the executive's bonus that was based on departmental/individual measurements was calculated based on applicable financial and other measurements and reviewed by the Compensation Committee. This represented the total bonus payment for each executive in 2007.

Long Term Incentive Compensation

        We maintain a stock option and incentive program that provides for periodic awards of common stock and other option awards. Grants are typically made on an annual basis or at specific times, as recommended by the CEO and approved by the Compensation Committee. The objective of the program is to align compensation for the named executive officers over a multi-year period directly with the interests of our shareholders. In addition, this program is an important tool in the recruiting and retention of key employees. The program rewards the creation and preservation of long term shareholder value.

        Grants are typically made on an annual basis or at specific times, as recommended by the CEO and approved by the Compensation Committee. Board and committee meetings are scheduled in advance. The Compensation Committee delegated authority to the Chief Executive Officer to allocate equity awards to employees who are not executive officers with limits on the number of shares that can be granted to any one individual without Committee approval. The timing of awards are made without regard to anticipated earnings or other major announcements of the company.

        In general, certain newly hired employees, including executive officers, are granted stock options and/or other equity awards on the first day of employment, with the options having an exercise price based on the fair market value of our common stock on the date of grant. The employees' start dates are scheduled without regard to anticipated earnings or other major announcements by the company.

        The level of long term incentive compensation is determined based on the evaluation of the competitive considerations noted, consideration of the importance of the employee's position relative to his or her ability to impact the Company's performance, and by evaluating the executive's recent performance toward achieving personal, departmental, and company-wide goals.

        We review the mix of long term compensation, base salary and bonus payments with competitive market compensation data provided by an independent outside consultant. There is no specific fixed percentage of compensation set to be targeted as long term compensation based on industry practice. It has been the Company's practice for an annual award to be made by the Compensation Committee to executives and key employees. The level is determined considering the attainment of performance factors established with the executive and approved by the Compensation Committee at the beginning of the plan year, the consideration of industry standards and employee motivation and retention. In connection with its consideration of long-term stock awards to named executive officers other than the CEO, the Compensation Committee takes into account the recommendations made by the CEO.

        Executives may also be awarded stock options or grants as a means of long term incentive compensation outside of the scheduled annual distribution. Grants of this nature above a stated level, as with the annual grant, must be recommended by the CEO and reviewed and approved by the Compensation Committee, and are generally awarded for specific exceptional performance, recognition, promotion, retention of a key employee, new employment packages or other extraordinary circumstances.

Mix of Restricted Stock and Stock Options

        In 2007, the Company, acting with the approval and oversight of the Compensation Committee, reviewed the mix of restricted stock and stock options granted to executives. The provisions of our stock incentive plan provides for the distribution of a number of potential equity vehicles, however we have primarily utilized only incentive stock options and restricted stock grants to date.

        In 2007, the Compensation Committee approved a long term incentive grant for executives that represented a mix of restricted stock and non-qualified stock options. The mix was established such that 50% of the grant for the named executives was designated as restricted stock, while 50% was designated as non-qualified stock options. Because restricted stock shares are "full value" awards, we consider one share of restricted stock to have the equivalent value of three stock options. This ratio applied to named executive officers, including the CFO. Our CEO, Thomas D'Ambra, did not receive any stock or option award in acknowledgement of his request not to participate in order to minimize dilution and make more shares available for other employees. As a founder of the Company, Dr. D'Ambra's already owns significant holdings of Company stock. The Compensation Committee made the determination to acknowledge Dr. D'Ambra's wishes to not be granted additional shares or options in 2007.

        In granting long term incentives, the Committee considered the following factors while reviewing Incentive Stock Options (ISO's), Non-qualified Stock Options (NQSO's), and restricted stock as potential equity vehicles:

  •
  The "at risk" nature of the grant—Non-qualified stock options drive an executive to contribute to the creation of shareholder value through an increase in stock price in order to recognize any income at the time of exercise. This puts the option holdings at risk of generating no value if shareholders do not also recognize an increase in stock price.

  •
  The dilutive impact of the grant, as restricted stock under our plan require fewer number of shares to be granted to provide the same competitive value as options, and therefore the dilution effect on earnings per share is generally lower with restricted stock.

  •
  The impact of FAS 123(R) stock option expensing.

  •
  The tax implications to the company and employee depends on the vehicle used.

  •
  The value of each form of equity grant to the employee as a motivation and/or retention tool.

  •
  The number of shares granted to an executive relative to industry comparables.

        Following the review of these factors, the committee concluded that the benefits to the Company and to the executives of non-qualified stock options outweighed the benefits for incentive stock options.

        Further, the Compensation Committee concluded that a 50%/50% mix of restricted stock and non-qualified stock option grants would serve the interests of our shareholders by motivating key executives to remain with the Company and continue to drive stock price increases and improvements in Company performance.

Employment Agreements

        We have entered into employment agreements (see "Potential Payments upon Termination or Change-in Control" below) with our named executive officers, Dr. D'Ambra, Mr. Frost, Dr. Trova, Mr. Evans and Mr. Jennings. These agreements provide for a certain level of severance in the event of a termination of employment by us without cause or by the executives for good reason. In return, each executive agrees, during the term of employment and for two years thereafter, not to compete with us or solicit our employees and independent contractors. We have also entered into Employee Innovation, Proprietary Information and Post-Employment Activity Agreements with each of our named executive officers. Under these agreements, each executive agrees, during the term of employment and for two years thereafter, not to compete with the Company by engaging in the sale or performance of any similar services for competitors in our industry or to solicit our employees. We believe that these agreements together are fair to our executives and to our shareholders because these agreements provide severance in exchange for the restrictive covenants which protect us. Further, because the severance level is negotiated up front, it makes it easier for our board to terminate executives for any reason without the need for protracted negotiations.

        The employment agreements with our named executive officers also provide additional protection to the officers in the event of a change in control, including full vesting of stock options and restricted stock, and in the case of Dr. D'Ambra, additional severance. Consistent with industry practice, our Compensation Committee believes it is fair to provide severance protection and accelerated vesting of equity grants upon a change in control. By agreeing up front to provide such protection, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened change in control and ensure that management is motivated to negotiate the best merger consideration for our shareholders. The employment agreements also provide tax gross-up payments to Dr. D'Ambra, Mr. Frost, Dr. Trova, and Mr. Evans in the event they become subject to the 20% golden parachute excise tax. In agreeing to this, our Compensation Committee believes that this is competitive with industry standards and is important in recruiting and retaining our key employees.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors and the Directors who served as members of the Compensation Committee during 2007 have reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussions, have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Compensation Committee
Veronica G.H. Jordan, Ph.D., Chairwoman Paul S. Anderson, Ph.D. Kevin O'Connor

COMPENSATION OF EXECUTIVE OFFICERS

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

        The Company's executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under "Compensation Discussion and Analysis." The terms of employment agreements that we have entered into with our executives are described below under "Potential Payments upon Termination or Change-in-Control."

Summary Compensation Table

        The following table summarizes, for the year ended December 31, 2007, the compensation awarded or paid to, or earned by, our named executive officers:

Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)		Option Awards (2)		Non-Equity Incentive Plan Compensation (3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation (4)		Total
Thomas D'Ambra, Ph.D Chairman, President & CEO	2007 2006	$ $	416,514 390,385	$ $	— —	$ $	— —	$ $	— —	$ $	30,660 75,000	$ $	— —	$ $	2,730,693 2,714,068	$ $	3,177,867 3,179,453
Mark Frost Chief Financial Officer	2007 2006	$ $	293,808 266,300	$ $	— —	$ $	30,308 21,674	$ $	190,999 181,371	$ $	39,390 35,149	$ $	— —	$ $	8,620 8,400	$ $	563,125 512,894
Michael Trova, Ph.D Senior Vice President	2007 2006	$ $	203,231 198,437	$ $	— —	$ $	25,213 20,872	$ $	8,066 3,464	$ $	15,504 11,800	$ $	— —	$ $	7,819 8,213	$ $	259,833 242,786
Jonathan Evans(5) Vice President	2007		$188,846		$—		$30,060		$9,664		$11,513		$—		$15,382		$255,465
W. Steven Jennings(5) Senior Vice President	2007		$55,000		$—		$7,720		$18,870		N/A		$—		$34,775		$116,365

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 or 2006 fiscal year for the fair value of the Restricted Stock granted in 2007 or 2006, as well as in prior years, in accordance with SFAS 123R. For restricted stock, fair value is calculated using the closing price of our stock on the date of the grant.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 or 2006 fiscal year for the fair value of stock options granted to each of the named executives in accordance with SFAS 123R. Incentive stock options granted to employees may not be granted at prices less than 100% of the fair market value of the Company's common stock at the date of option grant. Non-qualified stock options may be granted to employees, directors, advisors, consultants and other key persons of the Company at prices established at the date of grant, and may be less than the fair market value at the date of grant.

(3)
This column represents earnings derived from payments from our annual incentive program. Each named executive received a payment based on the achievement of personal, departmental and corporate goals set for 2007 or 2006.

(4)
See the "All Other" Compensation Table below for additional detailed information.

(5)
The salary figures for Mr. Evans and Mr. Jennings represent partial year amounts due to their employment start dates.

All Other

	Year	Payments Related to 401(k) Match (1)		Value of Life Insurance Premiums (2)		Tech Development Incentive Plan (3)		Employment Sign-on Bonus (4)		Relocation (5)		Total
D'Ambra	2007 2006	$ $	10,250 10,000	$ $	870 900	$ $	2,719,573 2,703,168	$ $	— —	$ $	— —	$ $	2,730,693 2,714,068
Frost	2007 2006	$ $	7,750 7,500	$ $	870 900	$ $	— —	$ $	— —	$ $	— —	$ $	8,620 8,400
Evans	2007 2006		$4,835 N/A		$547 N/A	$	— N/A		$10,000 N/A	$	— N/A		$15,382 N/A
Trova	2007 2006	$ $	7,113 7,500	$ $	706 713	$ $	— —	$ $	— —	$ $	— —	$ $	7,819 8,213
Jennings	2007 2006		$2,000 N/A		$65 N/A	$	— N/A		$20,000 N/A		$12,710 N/A		$34,775 N/A

(1)
This column reports company matching contributions to the named executives' 401(k) savings account. Subject to caps imposed by the IRS, we provide a net contribution equal to 50% of salaried employees' contribution to the 401(k) savings plan up to a maximum of 10% of salary.

(2)
This column represents taxable value of premiums made on the part of the company to cover Term Life Insurance for each of the named executive officers in the amount of two (2) times their base salary of the prior calendar year.

(3)
AMRI maintains a Technology Development Incentive Plan. The plan was adopted and approved by the Board of Directors as an incentive to stimulate and encourage development of novel and innovative technology. Employees who are the inventors and involved in the development of intellectual property that directly results in licensing, royalty or milestone revenue are entitled to technology incentive compensation in accordance with the plan. In 2007, Dr. D'Ambra was eligible for a TIC payment in the amount of $2,719,573. Dr. D'Ambra, named as the inventor in our key Allegra patents, is eligible for payments of 10% of the royalties from Sanofi Aventis under the terms of the Technology Development Incentive Plan.

(4)
This column represents the value of the "employment bonus" paid to the executive as a hiring incentive to assume a new role with AMRI. Mr. Evans and Mr. Jennings began their employment with AMRI on March 12, 2007 and October 1, 2007 respectively.

(5)
This column represents the value of the relocation benefits incurred by the company on the behalf of relocating executives. Mr. Jennings is relocating to the Albany, NY area to assume his new role at AMRI. The numbers here reflect temporary living, transportation and tax gross up benefits incurred up to December 31, 2007.

Grants of Plan Based Awards

        The following table provides information pertaining to equity awards granted to the named executives (a) in 2007: (b), (c) and (d) represent the cash bonus potential for the named executive officers for the attainment of an incentive payout at the listed level, as explained in "Annual Incentive Bonus Awards" section of this document; The grant date of option and/or stock awards (e); The number of restricted shares underlying the stock awards awarded to the named executives (f); The number of shares underlying option awards awarded to the named executives (g). These columns (h) and (i) show the full grant date fair value of restricted stock awards and stock options under SFAS 123R granted to the named executives, in 2007. Generally, the full grant date fair value is the amount that the company would expense in its financial statements over the award's vesting schedule. For restricted stock awards, fair value is calculated using the closing price of AMRI stock on the grant date. For stock options, fair value is calculated using the Black Scholes value on the grant date. The fair value shown for restricted stock awards and option awards are accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to note 1 of the AMRI financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect the company's accounting expense, and do not correspond to the actual value that will be recognized by the named executives.

Grants of Plan Based Awards

				Option and Stock Awards
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1):				All other Stock Awards: Number of Shares of Stock or units	All other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Name	Threshold ($)	Target ($)	Superior ($)	Grant Date	(#) (2)	(#) (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Thomas D'Ambra, Ph.D. Chairman, President and CEO	$73,500	$147,000	$220,000
Mark Frost Chief Financial Officer	$37,500	$75,000	$112,500	3/5/2007 3/5/2007	4,000	12,000	$9.34	$ $	45,240 37,360
Jonathan Evans Vice President	$27,300	$65,000	$84,500	10/2/2007 3/23/2007	20,000	30,000	$15.99	$ $	196,200 200,400
W. Steven Jennings Senior Vice President	N/A	N/A	N/A	10/1/2007 10/1/2007	10,000	60,000	$15.44	$ $	378,600 154,400
Michael Trova, Ph.D. Senior Vice President	$17,340	$34,680	$51,000	3/5/2007 3/5/2007	1,500	4,500	$9.34	$ $	16,965 14,010

(1)
Columns (b), (c), and (d) reflect the Named Executive Officer's (NEO) potential payment/bonus for attaining the level "Threshold", "Target" or "Superior" for attainment of their 2007 Goals and Objectives. The actual payment for the level of attainment achieved by the NEO for the 2007 Goals and Objectives is listed in the Summary Compensation table in the column titled "Non-Equity Incentive Compensation".

(2)
Restricted stock and non-qualified stock option awards vest in accordance with the vesting schedule stipulated in the 1998 Plan; 60% vested on the third anniversary, 20% on the fourth anniversary and the final 20% on the fifth anniversary of the grant.

Option Exercises and Stock Vested

        The following table sets forth certain information regarding stock options and stock awards exercised and vested, respectively, during 2007 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas D'Ambra, Ph.D. Chairman, President and CEO	—	—	—	—
Mark Frost Chief Financial Officer	—	—	—	—
Jonathan Evans Vice President	—	—	—	—
W. Steven Jennings Senior Vice President	—	—	—	—
Michael Trova, Ph.D. Senior Vice President	4,383	$48,629	—	—

(1)
Value realized is calculated on the basis of the difference between the exercise price and the closing price of our Common Stock as reported on NASDAQ on the date of the exercise, multiplied by the number of shares of Common Stock underlying the options.

(2)
Value realized is calculated on the basis of the closing price of our Common Stock as reported on NASDAQ on the date of the exercise, multiplied by the number of shares of Common Stock that vested.

Outstanding Equity Awards at 2007 Fiscal Year End

        The following table provides information on the current holdings of stock option and stock awards by the named executives. This table includes unexercised and unvested option awards and restricted stock. Each equity grant is shown separately for each named executive.

        The vesting schedule for each grant is based on the option or stock award grant date. The vesting schedule for each grant is: 60% vests on the third anniversary of the grant, 20% vests on the fourth anniversary of the grant and the final 20% vests on the fifth anniversary of the grant. The lone exception to this vesting schedule is the grant on December 3, 2004 for Mr. Frost. Options granted in this award vest based on the schedule: 25% vest on the attainment of one year of service, 6.25% vest in each of following 12 calendar quarters of service.

        The market value of the stock awards is based on the closing market price of AMRI stock as of December 31, 2007, which was $14.38. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the CD&A on page 18.

Outstanding Equity Awards at 2007 Fiscal Year End*

		Option Awards						Stock Awards
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option					Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
		Number of Securities Underlying Unexercised Options Exercisable
			Number of Securities Underlying Unexercised Options Unexercisable
					Option Exercise Price
Name	Option Grant Date						Option Expiration Date	Stock Grant Date
		(#)	(#)	(#)	($)				(#)	($)
Thomas D'Ambra, Ph.D.** Chairman, President and CEO
Mark Frost Chief Financial Officer	12/3/2004 5/5/2006 3/5/2007	90,000	30,000 7,200 12,000	N/A	$ $ $	11.11 10.03 9.34	12/3/2014 5/5/2016 3/5/2017	3/11/2005 5/1/2006 3/5/2007	10,000 3,600 4,000	143,800 51,768 57,520
Jonathan Evans Vice President	10/2/2007		30,000	N/A		$15.99	10/2/2017	3/23/2007	20,000	287,600
W. Steven Jennings Senior Vice President	10/1/2007		60,000	N/A		$15.44	10/1/2017	10/1/2007	10,000	143,800
Michael Trova, Ph.D. Senior Vice President	2/3/1999 3/11/1999 1/21/2000 3/3/2000 8/7/2000 2/2/2001 8/21/2001 1/23/2002 2/6/2003 2/5/2004 5/4/2006 3/4/2007	4,000 5,200 3,000 2,000 20,000 7,500 2,000 10,000 10,840 10,000	6,000 4,500	N/A	$ $ $ $ $ $ $ $ $ $ $ $	10.00 10.00 24.78 24.47 26.34 43.25 24.68 25.45 15.35 15.85 10.03 9.34	2/3/2009 3/11/2009 1/21/2010 3/3/2010 8/7/2010 2/2/2011 8/21/2011 1/23/2012 2/6/2013 2/5/2014 5/4/2016 3/4/2017	3/11/2005 5/1/2006 3/5/2007	10,000 3,000 1,500	143,800 43,140 21,570

*
The Company does not issue shares, units or rights as part of equity incentive plan awards and therefore has eliminated these columns from the above chart.

**
Our CEO, Thomas D'Ambra did not receive any stock or option award in acknowledgement of his request.

Agreements with Named Executive Officers

        The Company is party to employment agreements with the Named Executive Officers, Dr. D'Ambra, Mr. Frost, Dr. Trova, Mr. Evans and Mr. Jennings. The terms of the agreements are substantially similar, except with respect to stated minimum annual base salary, and as differentiated for the CEO and set forth below with respect to termination of employment upon a "change of control."

        If the Company elects not to extend Dr. D'Ambra's employment agreement for any reason, or if his employment is terminated by the Company without "cause" (as defined in the employment agreement) or by him upon a material breach of the agreement by the Company, the Company will continue to pay him his base salary for two years, plus bonus. The other named executive officers have similar provisions, however, they will be paid for a period of one year.

        If there is a "change of control" (as defined in the employment agreements) and within two (2) years following a "change in control" the executive's employment is terminated without "cause" or the executive resigns for "good reason" (as defined in the employment agreement), then such executive will be entitled to receive a severance amount equal to the sum of a multiple of (i) the executive's annual base salary, plus (ii) the executive's cash bonus received in respect of the immediately preceding year. The multiple of the base salary and bonus to be paid by the Company to Dr. D'Ambra upon the termination of his employment following a "change of control" was changed to three times, and the multiple of base salary and bonus to be paid by the Company to Mr. Frost, Dr. Trova, Mr. Evans and

Mr. Jennings, upon the termination of their employment following a "change of control" remained one times salary with their new agreements.

        The Company has also entered into Employee Innovation, Proprietary Information, and Post-Employment Activity Agreements with its Named Executive Officers. Each agreement provides that, among other things, during the twenty four (24) month period immediately following the termination of his employment with the Company, the Named Executive Officer will not engage, directly or indirectly, in the sale or performance of any services for a customer for whom he performed services at any time during the twelve-month period immediately preceding the termination of his employment, nor solicit the company's employees during that period.

Potential Payments upon Termination or Change-in-Control

        The table below details the potential payments to the executives under the circumstances of termination that is listed.

        The amounts listed in the table represent the total payment to be made for that compensation/benefit element, not an annual amount.

Potential Payments Upon Termination or Change-in-Control

			Voluntary		Involuntary
Payments and Benefits	Name	Year	Employee Termination Without Good Reason	Employee Termination upon Company Breach	Termination Without Cause	Termination for Cause	Termination upon Death or Disability (7)	Change of Control Without Termination (8)	Termination after Change-in- Control (9)
Cash Severance(1)	D'Ambra Frost Evans Jennings Trova	2007 2007 2007 2007 2007	— — — — —	840,000 300,000 260,000 260,000 204,000	840,000 300,000 260,000 260,000 204,000	— — — — —	— — — — —	— — — — —	1,260,000 300,000 260,000 260,000 204,000
Pro Rata Bonus(2)	D'Ambra Frost Evans Jennings Trova	2007 2007 2007 2007 2007	— — — — —	61,320 39,390 11,513 — 15,504	61,320 39,390 11,513 — 15,504	— — — — —	30,660 39,390 11,513 — 15,504	— — — — —	91,980 39,390 11,513 — 15,504
Stock Options(3)	D'Ambra Frost Evans Jennings Trova	2007 2007 2007 2007 2007	— — — — —	— — — — —	— 189,900 — — 48,780	— — — — —	— 189,900 — — 48,780	— 189,900 — — 48,780	— 189,900 — — 48,780
Restricted Stock(3)	D'Ambra Frost Evans Jennings Trova	2007 2007 2007 2007 2007	— — — — —	— — — — —	— 253,088 287,600 143,800 208,510	— — — — —	— 253,088 287,600 143,800 208,510	— 253,088 287,600 143,800 208,510	— 253,088 287,600 143,800 208,510
Health Care Benefits(4)	D'Ambra Frost Evans Jennings Trova	2007 2007 2007 2007 2007	— — — — —	20,860 9,627 9,627 9,627 9,627	20,860 9,627 9,627 9,627 9,627	— — — — —	20,860 9,627 9,627 9,627 9,627	— — — — —	20,860 9,627 9,627 9,627 9,627
Tax Gross-Up(5)	D'Ambra Frost Evans Trova	2007 2007 2007 2007	— — — —	— — — —	— — — —	— — — —	— — — —	— — — —	— — — —
Outplacement(6)	D'Ambra Frost Evans Jennings Trova	2007 2007 2007 2007 2007	— — — — —	12,000 6,000 6,000 6,000 6,000	12,000 6,000 6,000 6,000 6,000	12,000 6,000 6,000 6,000 6,000	— — — — —	— — — — —	12,000 6,000 6,000 6,000 6,000
Total	D'Ambra Frost Evans Jennings Trova	2007 2007 2007 2007 2007	— — — — —	934,181 355,018 287,141 275,628 235,132	934,180 798,005 574,740 419,427 492,421	12,000 6,000 6,000 6,000 6,000	51,521 492,006 308,741 153,428 282,422	— 442,998 287,600 143,800 257,290	1,384,840 798,005 574,740 419,427 492,421

(1)
Cash Severance

Dr. D'Ambra's employment agreement provides for 24 months of severance (base salary and bonus) in the event a termination due to "termination without cause," or by "company breach." The agreement provides for 36 months of salary and bonus in the event of termination due to a change in control, provided the termination occurs within two years of the change in control.

Dr. Trova, Mr. Frost, Mr. Evans and Mr. Jennings are employed under employment agreements that provide for 12 months of cash severance payment (base salary and bonus) in the event their employment terminated due to: (1) company breach, (2) without cause or (3) due to a change in control, provided that the termination due to change in control occurs within two years of the change in control.

(2)
Pro Rata Bonus

Dr. D'Ambra's employment agreement provides that "an amount equal to the executive's cash bonus received in respect of the year immediately preceding the year of termination..." The amount shown represents a multiple of two (2) or three (3) times the bonus paid in 2007 for the 2006 plan/year. Two times (x) of the termination is triggered without cause or by company breach and three times (x) by change in control.

Executives Trova, Evans, Jennings and Frost are to be paid bonuses as calculated above, except at a single year multiple for either change of control, without cause or by company breach.

(3)
Stock Options and Restricted Stock

This amount represents the intrinsic value (that is, the value based upon the company's stock price, and in the case of options minus the exercise price) of equity awards that would become exercisable as of December 31, 2007.

(4)
Health Care

The amounts indicated are equal to the amount cost to the company minus employee paid premiums for the executive's health insurance premiums. In 2007, such cost to the company for health and dental insurance is calculated at $733.91/month or $511.07/month depending on plan status. Dr. D'Ambra's agreement provides for three years of health and dental coverage. An increase rate of 8% was assumed for determining the calculations for the final two of three years.

(5)
Tax Gross-Up

The amount shown in this row represents the value of the additional payment that would be received by the executive to make up for any excise taxes that are required to be deducted from salary or bonus payments made in the event of a change in control. This payment or tax gross up is provided for in Dr. D'Ambra's, Mr. Frost's, Dr. Trova's, Mr. Evans' and Mr. Jennings' employment agreements.

(6)
Outplacement

The amount shown in this row represents the value of services provided by a third party to assist the executives in obtaining a new position.

(7)
Termination upon Death or Disability

Each executive's agreement provides that "upon death or disability," the executive would receive a pro rata bonus based on the number of days the executive worked in the year prior to death or disability. The payments reflected in this column represent the full 365 day exposure, as there is no means of determining any other realistic calculation.

(8)
Change of Control without Termination

Upon a change of control without termination, each executive's agreement contains a provision wherein all outstanding stock options immediately vest. The amounts in this column reflect the potential earnings under the change of control without termination scenario.

(9)
Termination after Change-in-Control

Each executive's agreement contains a "double-trigger" event wherein a change-in-control event coupled with a termination within 24 months results in the amounts reflected in this column.

COMPENSATION OF DIRECTORS

        Our directors who are also employees receive no additional compensation for their services as directors.

        Our non-employee directors are compensated in accordance with a compensation policy that has been determined by the Compensation Committee of the Board. In the second quarter of 2006, a market analysis of Board Compensation practices was conducted by independent compensation consultants Presidio Partners at the request of the Compensation Committee. Presidio presented information to the Committee regarding each component of compensation and information regarding total compensation versus market. Taking into consideration Presidio's findings and recommendations, the Compensation Committee recommended bringing director compensation more in line with market data effective for the year 2007.

        During 2007, we paid our non-employee directors:

  •
  An annual retainer of $30,000 for their services

  •
  $2,000 for each Board of Directors meeting attended

  •
  $1,000 for each Board of Directors meeting where participation was by teleconference

  •
  $1,000 to members of each committee for each committee meeting attended

  •
  $500 to members of each committee for each committee teleconference

  •
  $13,500 to the Lead Independent Director

  •
  $13,500 to the chair of the Audit Committee

  •
  $10,000 to the chair of each of the Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee

Non-employee directors also are reimbursed for reasonable expenses incurred to attend Board of Directors and committee meetings. Directors receive no additional compensation for informal Board or Committee meetings.

        The Board of Directors requires non-employee directors to own AMRI shares. The Board adopted a policy requiring that the annual fee paid to each non-employee director will be paid half in cash and half in a grant of common stock of the Company until such time as such director holds common stock of the company having a fair market value of at least $100,000 and may receive a greater portion of his or her annual retainer fee in the form of cash subject to this minimum holding requirement. At any time, non-employee directors may choose to receive a greater portion of their annual retainer fee in the form of restricted stock.

        Additionally, in 2007, each non-employee director received a grant for non-qualified stock options to purchase 5,000 shares of Common Stock. These options were granted with an exercise price equal to the fair market value of the Common Stock on the date of the grant. The options vest in three annual installments beginning on the first anniversary of the date of grant based on continued Board service.

Director Compensation Table

Name	Year	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)
Paul Anderson	2007	45,009	15,005	26,759	—	—	—	86,773
Veronica Jordan	2007	61,014	15,005	13,725	—	—	—	89,744
Don Kuhla	2007	30,509	15,005	22,420	—	—	—	67,934
Kevin O'Connor	2007	41,009	15,005	25,810	—	—	—	81,824
Arthur Roth	2007	46,544	14,470	25,810	—	—	—	86,824
Una Ryan	2007	17,518	29,996	13,725	—	—	—	61,239
Anthony Tartaglia	2007	34,518	29,996	25,810	—	—	—	90,324

        AMRI does not provide termination or change of control agreements for non-employee directors. Nor are any perquisites or life insurance premium payments offered to the directors.

(1)
Directors' annual retainer is required to be paid 50% in cash and 50% in AMRI Stock until such time as the director holds AMRI stock with a minimum value of at least $100,000. At any time, non-employee directors may choose to receive a greater portion of their annual retainer fee in the form of restricted stock. Award values in this column reflect such payments. This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of shares granted in accordance with SFAS 123R. Fair value is calculated using the closing price of AMRI stock on the date of grant.

(2)
This row represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to the directors. The fair value was estimated using the Black-Scholes option-pricing model in accordance with the SFAS 123R. The following directors have outstanding option awards at 2007 fiscal year-end: Dr. Anderson (30,000), Dr. Jordan (10,000), Dr. Kuhla (15,000), Mr. O'Connor (37,500), Mr. Roth (25,000), Dr. Ryan (10,000), and Dr. Tartaglia (42,500).

Compensation Committee Interlocks and Insider Participation

        During 2007, Dr. Jordan, Dr. Anderson and Mr. O'Connor served as members of the Compensation Committee. During the last year, no executive officer of the Company served as: (i) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Related Party Transactions

        Dr. D'Ambra is entitled to payments under the Company's Technology Development Incentive Plan for amounts paid to the Company under the license agreement with Sanofi-Aventis, including 10% of all royalties paid to the Company. During 2007, Dr. D'Ambra earned the right to receive payments in the aggregate amount of $2,719,573 under this plan. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 17, 2008 for information on the Company's licensing agreement with Sanofi-Aventis.

        Mr. O'Connor is the Chief Executive Officer of Tech Valley Communications, a telecommunications company which services the Albany, New York region. During 2007, Tech Valley Communications was one of the providers of telephone and internet services to the company. Tech Valley Communications was paid $228,000, $156,000, and $171,000 for services rendered to the Company in 2007, 2006, and 2005 respectively.

Audit Committee Report

        The Audit Committee reviews AMRI's financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. KPMG LLP ("KPMG"), our company's independent auditor for 2007, is responsible for expressing opinions on the conformity of the company's audited financial statements with generally accepted accounting principles and the effectiveness of the company's internal control over financial reporting.

        In this context, the committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2007, KPMG's evaluation of the company's internal control over financial reporting. The committee has discussed with KPMG the matters that are required to be discussed under professional standards. KPMG has provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee has discussed with KPMG that firm's independence. The committee has concluded that KPMG's provision of audit and non-audit services to AMRI and its affiliates are compatible with KPMG's independence. Based on the considerations and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in our Annual Report on Form 10-K for 2007. This report is provided by the following independent directors, who comprise the committee:

Arthur Roth (Chairman)
Anthony Tartaglia, M.D.
Veronica Jordan, Ph.D.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 24, 2008 of (i) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company's Common Stock, (ii) the directors and Named Executive Officers of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned
Name of Beneficial Owner(1)
	Number	Percent(2)
Named Executive Officers
Thomas E. D'Ambra, Ph.D.(3)	4,638,416	14.6%
Mark T. Frost(4)	141,307	*
Michael P. Trova, Ph.D.(5)	137,452	*
Jonathan D. Evans(6)	20,000	*
W. Steven Jennings(7)	10,000	*
Directors
Donald E. Kuhla, Ph.D.(8)	129,182	*
Anthony P. Tartaglia, M.D.(9)	69,911	*
Kevin O'Connor(10)	42,821	*
Arthur J. Roth(11)	35,000	*
Paul S. Anderson, Ph.D.(12)	30,219	*
Veronica G.H. Jordan, Ph.D.(13)	8,139	*
Una S. Ryan, Ph.D., O.B.E.(14)	7,941	*
All executive officers and directors as a group (12 persons)	5,270,388	16.6%
Five Percent Shareholders
Constance M. D'Ambra(15)	4,638,416	14.6%
Advisory Research, Inc.(16)	3,129,773	9.8%
Thomas E. D'Ambra Family Trust I(17)	3,065,189	9.6%
Dimensional Fund Advisors LP(18)	2,965,063	9.3%
Chester J. Opalka(19)	2,356,399	7.4%
The TCW Group, Inc.(20)	2,287,326	7.2%

  *
  Less than 1%.

  (1)
  The address of all listed named executive officers and directors is c/o Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098.

  (2)
  All percentages have been determined as of April 24, 2008 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and includes voting and/or investment power with respect to the Company's shares of Common Stock. Unless otherwise indicated, to the knowledge of the Company, the named person possesses sole voting and investment power with respect to their shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after April 24, 2008. For purposes of computing the percentage of outstanding shares of the Company's Common Stock held by each person or group of persons named above, any shares of Common Stock which such person or persons has or have the right to acquire within 60 days after April 25, 2007 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 24, 2008, a total of 31,781,705 shares of Common Stock were issued and outstanding.

  (3)
  Includes 4,638,416 shares owned jointly by Dr. and Mrs. D'Ambra, as to which shares Dr. and Mrs. D'Ambra share voting and investment power. Excludes 3,065,189 shares held by the Thomas E. D'Ambra Family Trust I, as to which shares Dr. D'Ambra does not have or share the power to vote or dispose.

  (4)
  Includes 105,000 shares subject to options exercisable within 60 days and 15,600 restricted shares.

  (5)
  Includes 74,540 shares subject to options exercisable within 60 days and 11,000 restricted shares.

  (6)
  Includes 20,000 restricted shares.

  (7)
  Includes 10,000 restricted shares.

  (8)
  Includes 10,000 shares subject to options exercisable within 60 days.

  (9)
  Includes 37,500 shares subject to options exercisable within 60 days.

  (10)
  Includes 32,500 shares subject to options exercisable within 60 days.

  (11)
  Includes 20,000 shares subject to options exercisable within 60 days.

  (12)
  Includes 25,000 shares subject to options exercisable within 60 days.

  (13)
  Includes 3,333 shares subject to options exercisable within 60 days.

  (14)
  Includes 3,333 shares subject to options exercisable within 60 days.

  (15)
  Includes 4,638,416 shares owned jointly by Dr. and Mrs. D'Ambra, as to which shares Dr. and Mrs. D'Ambra share voting and investment power. Excludes 3,065,189 shares held by the Thomas E. D'Ambra Family Trust I, as to which shares Mrs. D'Ambra does not have or share the power to vote or dispose. The address for Mrs. D'Ambra is c/o Albany Molecular Research, Inc. 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098.

  (16)
  Based on information set forth in Schedule 13G filed under the Exchange Act on February 13, 2008 by Advisory Research, Inc. The address of Advisory Research, Inc. is 180 North Stetson St., Suite 5500, Chicago, IL 60601.

  (17)
  Includes 3,065,189 shares held by the Thomas E. D'Ambra Family Trust I based on information provided by the Trustee, Thomas G. Mazzotta. Mr. Mazzotta has sole voting and dispositive power and, accordingly, is the beneficial owner of all shares held by the Thomas E. D'Ambra Family Trust I. The address is: Thomas E. D'Ambra Family Trust I, c/o Thomas G. Mazzotta 9 Washington Square, Albany, New York 12205. Mr. Mazzotta disclaims any pecuniary interest in the shares held by the Thomas E. D'Ambra Family Trust I.

  (18)
  Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 6, 2008 by Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors, Inc.) ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. The address of Dimensional is 1299 Ocean Avenue, Santa Monica, CA 90401.

  (19)
  The address for Mr. Opalka is c/o Albany Molecular Research, Inc. 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098.

  (20)
  Based on information set forth in Schedule 13G filed under the Exchange Act on February 11, 2008 by The TCW Group, Inc., on behalf of the TCW Business Unit. The address of The TCW Group, Inc., on behalf of the TCW Business Unit is 865 South Figueroa Street, Los Angeles, CA 90017.

EXPENSES OF SOLICITATION

        The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company has retained Mellon Investor Services to assist in the solicitation of proxies for a fee of $8,500 plus reimbursement of expenses.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2007 Annual Report, including audited financial statements for the fiscal year ended December 31, 2007, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called "householding," is not being used, however, if our company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Michael P. Williams, Secretary, (518) 512-2264. If your household is receiving multiple copies of the Company's Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Secretary.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 2009 annual meeting of stockholders must be received in writing by the Company by December 31, 2008. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to: Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098, Attention: Secretary.

        Stockholder proposals intended to be presented at the 2009 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be delivered to, or mailed and received at, Albany Molecular Research, Inc., 26 Corporate Circle, P.O. Box 15098, Albany, New York 12212-5098, together with all supporting documentation required by the Company's Amended and Restated By-laws, not earlier than February 5, 2009 nor later than March 21, 2009; provided, however, that in the event that the annual meeting is scheduled to be held before May 5, 2009 or after August 3, 2009, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. The proposal must also comply with the other requirements contained in the Company's Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Securities and Exchange Commission's rules governing the exercise of this authority.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        On behalf of AMRI and its affiliates, the Audit Committee of the Board retained KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2007 and to attest to management's report on internal control over financial reporting. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us.

        The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by KPMG. The chair of the committee is authorized to pre-approve any audit and non-audit service on behalf of the committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting. The aggregate fees billed by KPMG in 2007 and 2006 for these various services were:

Type of Fees	2007	2006
	($'s in 000's)
Audit Fees	$887	$898
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$887	$898

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees that AMRI paid to KPMG for the audit of AMRI's annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of AMRI's internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management's report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. "Audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of AMRI's financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations. "Audit-related fees" also include merger and acquisition due diligence and audit services and employee benefit plan audits. "Tax fees" are fees for tax compliance, tax advice and tax planning, and "All Other Fees" are fees for any services not included in the first three categories.

        A member of KPMG will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, the Company believes that all of the Section 16 filing requirements were satisfied for 2007.

OTHER MATTERS

        The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

EXHIBIT 1

ALBANY MOLECULAR RESEARCH, INC.

2008 STOCK OPTION AND INCENTIVE PLAN

GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Albany Molecular Research, Inc. 2008 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Albany Molecular Research, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Award Agreement" means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash-based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Deferred Stock Award" means an Award of phantom stock units to a grantee.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 20.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-based Award" means any Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-based Award.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Stock Award" means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.

ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES
AND DETERMINE AWARDS

Administration of Plan.    The Plan shall be administered by the Administrator.

Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

to select the individuals to whom Awards may from time to time be granted;

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

to determine the number of shares of Stock to be covered by any Award;

to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

to accelerate at any time the exercisability or vesting of all or any portion of any Award;

subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

Delegation of Authority to Grant Options.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Options, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,200,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 1,200,000 shares shall be issued in the form of Incentive Stock. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 300,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, [including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, Deferred Stock Awards or Performance Share Awards,] (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, [(v) the number of Stock Options automatically granted to Non-Employee Directors,] and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. Notwithstanding the foregoing, no adjustment shall be made under this Section 3(b) if the Administrator determines that such action could cause any Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A or otherwise could subject the grantee to the additional tax imposed under Section 409A in respect of an outstanding Award or constitute a modification, extension or renewal of an Incentive Stock Option within the meaning of Section 424(h) of the Code. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion, unless, in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options Granted to Employees and Key Persons.    The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

In cash, by certified or bank check or other instrument acceptable to the Administrator;

Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

Stock Options Granted to Non-Employee Directors.

Automatic Grant of Options.

Each Non-Employee Director who is serving as Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 2008 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 5000 shares of Stock.

The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Non-Employee Directors. Any such grant may vary among individual Non-Employee Directors.

Exercise; Termination.

Unless otherwise determined by the Administrator, an Option granted under Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

STOCK APPRECIATION RIGHTS

Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator.

RESTRICTED STOCK AWARDS

Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

Rights as a Stockholder.    Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

DEFERRED STOCK AWARDS

Nature of Deferred Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock.

Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

CASH-BASED AWARDS

Grant of Cash-based Awards.    The Administrator may, in its sole discretion, grant Cash-based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-based Award, the amount of cash to which the Cash-based Award pertains, the conditions upon which the Cash-based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

PERFORMANCE SHARE AWARDS

Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured[, which may not be less than one year], and such other limitations and conditions as the Administrator shall determine.

Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Performance-based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Awards or Cash-based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.

The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-based Award granted to a Covered Employee. Each Performance-based Award shall comply with the provisions set forth below.

Grant of Performance-based Awards.    With respect to each Performance-based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance- based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-based Awards to different Covered Employees.

Payment of Performance-based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

Maximum Award Payable.    The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 100,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $500,000 in the case of a Performance-based Award that is a Cash-based Award.

DIVIDEND EQUIVALENT RIGHTS

Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Transferability of Awards

Transferability.    Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

Family Member.    For purposes of Section 14(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

TAX WITHHOLDING

Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A.

        In the event any Stock Option or Stock Appreciation Right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

Exercise and Distribution.    Except as provided in Section 16(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

Specified Time.    A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

Separation from Service.    Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company's Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 16(a)(ii) may not be made before the date that is six months after the date of separation from service.

Death.    The date of death of the 409A Award grantee.

Disability.    The date the 409A Award grantee becomes disabled (within the meaning of Section 16(c)(ii) hereof).

Unforeseeable Emergency.    The occurrence of an unforeseeable emergency (within the meaning of Section 16(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee's other assets (to the extent such liquidation would not itself cause severe financial hardship).

Change in Control Event.    The occurrence of a Change in Control Event (within the meaning of Section 16(c)(i) hereof), including the Company's discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

No Acceleration.    A 409A Award may not be accelerated or exercised prior to the time specified in Section 16(a) hereof, except in the case of one of the following events:

Domestic Relations Order.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

Conflicts of Interest.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

Change in Control Event.    The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

Definitions.    Solely for purposes of this Section 16 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

"Change in Control Event" means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance).

"Disabled" means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

"Unforeseeable Emergency" means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee's spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code[, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code], Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

GENERAL PROVISIONS

No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange

Commission, as the case may be, of the financial document embodying such financial reporting requirement.

EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

QuickLinks

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
BIOGRAPHICAL INFORMATION
PROPOSAL 2 APPROVAL OF 2008 STOCK OPTION AND INCENTIVE PLAN
PROPOSAL 3
RATIFICATION OF THE SELECTION OF KPMG LLP
CORPORATE GOVERNANCE AND BOARD MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
Key Compensation Elements
NEO's Potential Bonus Payouts (% of Base Salary)
COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
Summary Compensation Table
Grants of Plan Based Awards
Grants of Plan Based Awards
Option Exercises and Stock Vested
Outstanding Equity Awards at 2007 Fiscal Year End
Outstanding Equity Awards at 2007 Fiscal Year End
Potential Payments upon Termination or Change-in-Control
COMPENSATION OF DIRECTORS
Compensation Committee Interlocks and Insider Participation
Related Party Transactions
Audit Committee Report
HOUSEHOLDING OF PROXY MATERIALS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
EXHIBIT 1